Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2026 (except for the effects of the reverse stock split described in Note 17, as to which the date is April 13, 2026), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-294697) and related Prospectus of Alamar Biosciences, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Jose, California

April 16, 2026